Exhibit 4.4

EXECUTION VERSION

SMITHFIELD FOODS, INC.,
as Issuer,
the Subsidiary Guarantors listed on the signature pages hereto,
$500,000,000
2.625% Senior Notes due 2031

INDENTURE
Dated as of September 13, 2021

U.S. Bank National Association,
as Trustee

i

EXHIBIT A-1 Form of Face of Note
EXHIBIT A-2 Form of Face of Regulation S Temporary Note
EXHIBIT B    Form of Certificate of Transfer
EXHIBIT C    Form of Certificate of Exchange
EXHIBIT D    Form of Supplemental Indenture to be Delivered by Subsidiary Guarantors

INDENTURE (this “Indenture”), dated as of September 13, 2021, among SMITHFIELD FOODS, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company has duly authorized the creation of an issue of $500,000,000 aggregate principal amount of 2.625% Senior Notes due 2031 (the “Initial Notes”). The Initial Notes and any Additional Notes, if and when issued, shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase (the Initial Notes and any Additional Notes, collectively referred to herein as the “Notes”); and
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of the Holders, as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
SECTION 1.01.    Definitions.
For all purposes of this Indenture and any Notes issued hereunder:
“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold or to be sold in reliance on Rule 144A.
“Additional Notes” means any additional Notes issued under this Indenture in accordance with the terms hereof, including Section 2.01(d), from time to time after the Issue Date.
“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage amount) equal to the Comparable Treasury Price for such redemption date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Procedures” means, with respect to any transfer, redemption, tender or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.
“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, other than a Financing Lease Obligation, and at any date as of which the amount of such lease is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term of such lease as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a financing or finance lease with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. “Attributable Debt” means, as to a Financing Lease Obligation under which any Person is at the time liable and at any date as of which the amount of such lease is to be determined, the amount of such lease that would appear as a liability on the face of a balance sheet of such Person in accordance with GAAP.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.
“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Atlanta, Georgia.
“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person, but in each case, excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following:
(i)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets);
(ii)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to one or more Permitted Holders, the Company or one of the Company’s Subsidiaries;
(iii)    the Company consolidates with, or merges with or into, any Person (other than the Company or one of its Subsidiaries), or any Person (other than the Company or one of its Subsidiaries) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
(iv)    the adoption of a plan relating to the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Company becoming a direct or indirect wholly-owned Subsidiary of another company (whether the Company is directly owned by such company or indirectly through other subsidiaries of such company); provided that no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event with respect to the Notes. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, Société Anonyme, and any successor thereto.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Company” has the meaning set forth in the Preamble.
“Company Order” means a written request or order signed on behalf of the Company by an Officer, and delivered to the Trustee.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
“Consolidated Net Tangible Assets” means, as of the date of determination, an amount equal to the excess over the current liabilities of the Company of all of its assets appearing on the most recent quarterly or annual consolidated balance sheet of the Company and its Subsidiaries on a consolidated basis, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.
“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its corporate trust business shall be administered (which office at the Issue Date is located at Two Midtown Plaza, 1349 W. Peachtree Street, NW, Suite 1050, Atlanta, Georgia 30309, Attention: Global Corporate Trust; provided, however, that presentation of notes for payment and exchange shall be at the Trustee’s principal corporate trust office at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attn: Global Corporate Trust), or such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate office of any successor trustee (or such other address as a successor trustee may designate from time to time by notice to the Company).
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Notes” means certificated securities substantially in the form of Exhibit A-1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, and any successor thereto.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempted Debt” means the sum, without duplication, of the following items outstanding of the date Exempted Debt is being determined:
(1)    Indebtedness of the Company and its Restricted Subsidiaries incurred after the date of this Indenture and secured by Liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last paragraph under Section 4.08; and
(2) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last paragraph under Section 4.06.
“Financing Lease Obligation” means an obligation that would be required to be classified and accounted for as a financing or finance lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP in existence on the Issue Date. At any time any determination thereof is to be made, the amount of the liability in respect of a financing or finance lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP in existence on the Issue Date.

“Fitch” means Fitch Ratings and its successors.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. At any time after adoption of International Financial Reporting Standards (“IFRS”) by the Company for its financial statements and reports for all financial reporting purposes the Company may elect to apply IFRS for all purposes of this Indenture, and, upon any such election, references in this Indenture to GAAP shall be construed to mean IFRS as in effect on the date of such election; provided that
(1)    any such election once made shall be irrevocable (and shall only be made only once);
(2)    all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS;
(3)    from and after such election, all computations, calculations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date;
(4)    such election shall not have the effect of rendering invalid any Lien created, incurred or suffered to exist made prior to the date of such election pursuant to Section 4.08 or any sale or transfer of Principal Property made prior to the date of such election pursuant to Section 4.06 if creation, incurrence, sale or transfer or other action was valid under this Indenture on the date made; and
(5)    all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS. The Company shall give written notice of any election to the Trustee and the Holders within 15 days of such election.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such other Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
(2)    entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Holder” means with respect to the Notes, the Person in whose name a Note is registered in the Note Register.
“Indebtedness” means, with respect to any Person, without duplication (a) any notes, debentures, bonds, loans or other similar evidences of indebtedness for money borrowed and (b) any Guarantees thereof.
“Indenture” has the meaning set forth in the Preamble.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” has the meaning set forth in the Recitals.
“Initial Purchasers” means Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Credit Agricole Securities (USA) Inc., ICBC Standard Bank Plc, Loop Capital Markets LLC, Rabo Securities USA, Inc. and U.S. Bancorp Investments, Inc.
“interest” means, with respect to the Notes, interest on the Notes (regardless of whether so stated).
“Interest Payment Date” means March 13 and September 13 of each year to Stated Maturity.
“Intralinks” means the digital internet workspace located at http://www.intralinks.com.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by

Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting it to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”
“Issue Date” means September 13, 2021.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” has the meaning set forth in the Recitals.
“Offering Memorandum” means the offering memorandum, dated September 8, 2021, related to the offer and sale of the Notes.
“Officer” means any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company or any other person of the Company having substantially the same responsibilities as the aforementioned officers.
“Officer’s Certificate” means a certificate signed by one Officer or that otherwise meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Par Call Date” means June 13, 2031.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear and Clearstream).
“Permitted Holders” means WH Group Limited or any of its Affiliates and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons, collectively, have direct or indirect beneficial ownership of more than 50% of the Voting Stock of the Company. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Principal Property” means any plant, facility, warehouse or building owned or leased and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements (including related land and improvements thereon and all associated factory equipment therein without deduction of any depreciation reserves) in excess of 2.0% of Consolidated Net Tangible Assets as of the date of such determination, but shall not include any such property or assets that are financed through the issuance of tax exempt governmental obligations, or any such property or assets that have been determined by a resolution of the Board of Directors not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
“Rabobank” means Coöperatieve Rabobank U.A. (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.), New York Branch.
“Rating Agencies” means (i) each of Moody’s, S&P and Fitch; and (ii) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.

“Rating Event” means, with respect to the Notes, (i) the rating of the Notes is lowered by two of the three Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public notice of the Company’s intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), and (ii) the Notes are rated below Investment Grade by two of the three Rating Agencies on any day during the Trigger Period; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce, or confirm or inform the Trustee in writing at the Company’s request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If a Rating Agency is not providing a rating for the Notes at the commencement of such period, the Notes will be deemed to have ceased to be rated as Investment Grade by such Rating Agency during such period.
“Record Date” means, with respect to an applicable Interest Payment Date, February 27 or August 30 (whether or not a Business Day) next preceding such Interest Payment Date.
“Reference Treasury Dealer” means any of Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC and their respective successors. However, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A-1 hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-2 hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii).
“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal and interest on the Note that would be due after the Redemption Date therefor if such Note matured on the Par Call Date. If the redemption date is not an interest payment date with respect to a Note, the amount of the next succeeding scheduled interest payment date on the Note will be reduced by the amount of interest accrued on the Note to the redemption date.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by any of the aforementioned officers and also means, with respect to a particular corporate trust matter, any other officer to whom any such matter is referred because of such Person’s knowledge of and familiarity with the particular subject; and provided such Persons shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means (i) any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a financing or finance lease of any Principal Property or owns shares of Capital Stock or Indebtedness of another Restricted Subsidiary other than each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination of such operations and (ii) any Subsidiary that is a Subsidiary Guarantor.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securitization Facility” means the Fourth Amended and Restated Credit and Security Agreement, dated as of November 21, 2018, among Smithfield Receivables Funding LLC, as borrower, the Company, as servicer, the lenders and co-agents party thereto and Rabobank, as administrative agent and letter of credit issuer (or its successor in such capacity), as it has been and may be further amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Securitization Facility or one or more other securitization or other structured facilities).
“Senior Credit Facility” means the Second Amended and Restated Credit Agreement, dated as of May 21, 2021, among the Company, as borrower, certain subsidiaries of the Company, as borrowers or guarantors, the lenders parties thereto and Bank of America, N.A., as administrative agent (or its successor in such capacity), as it may be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Senior Credit Facility or one or more other credit or other agreements or indentures).
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., and its successors.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)    such Person;

(2)    such Person and one or more Subsidiaries of such Person; or
(3)    one or more Subsidiaries of such Person.
“Subsidiary Guarantee” means any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto.
“Subsidiary Guarantor” means (i) each Domestic Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date and (ii) any Domestic Subsidiary that provides a Subsidiary Guarantee after the Issue Date; provided that upon release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A-1 hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that does not bear the Private Placement Legend.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“U.S. Person” has the meaning ascribed thereto in Rule 902 under the Securities Act.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.02.    Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.07
“covenant defeasance option”	8.01
“Event of Default”	6.01
“legal defeasance option”	8.01
“Note Register”	2.03
“Paying Agent”	2.03
“Redemption Date”	3.07
“Registrar”	2.03
“Successor Company”	5.01
“Successor Guarantor”	5.01
SECTION 1.03.    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means “including without limitation”;
(e)    “will” shall be interpreted to express a command;
(f)    words in the singular include the plural and words in the plural include the singular;
(g)    unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(h)    the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(i)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(j)    each reference to “Indenture” in this Indenture shall mean the provisions of this Indenture and future amendments and supplements hereto, applicable to the Notes and exclusive of amendments and supplements that relate to future issuances of other series of securities issued at a later date under this Indenture; and
(k)    the terms “above”, “below”, “hereof”, “herein”, “hereby”, “hereto”, “hereunder” and “herewith” refer to this Indenture.
SECTION 1.04.    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date, if there is to be a record date, shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(g)    Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person that is the Holder of a Global Note, including the Depositary, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)    The Company may, at its option, fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE II
THE NOTES
SECTION 2.01.    Form and Dating; Terms.
(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage in addition to those provided for in Exhibit A hereto. Each Note shall be dated the date of its authentication. The Notes shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess of $2,000.

(b)    Global Notes.
(i)    Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(ii)    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to Section 2.06 and the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel such Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as provided in this Indenture.
(c)    Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)    Terms. The aggregate principal amount of Initial Notes that may be authenticated and delivered under this Indenture on the Issue Date is $500,000,000, and the aggregate amount of Additional Notes that may be authenticated and delivered under this Indenture is unlimited (so long as not otherwise prohibited by the terms of this Indenture). With respect to any Additional Notes, the Company shall set forth in (1) a resolution of the Board of Directors and (2) (i) an Officer’s Certificate or (ii) one or more indentures supplemental hereto, the following information:
(A)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(B)    the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and
(C)    whether such Additional Notes shall be either Restricted Definitive Notes or Restricted Global Notes.
In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 12.02, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, voting, waivers, amendments, redemptions and offers to purchase; provided that any Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes shall have separate CUSIP and ISIN numbers.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.07. The Notes shall not be redeemable, other than as provided in Article III hereof.
(e)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in a Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
SECTION 2.02.    Execution and Authentication.
One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of a Company Order directing authentication (an “Authentication Order”), authenticate and deliver the Initial Notes specified in such Authentication Order. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.
SECTION 2.03.    Registrar and Paying Agent.
The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by the procedures of the Depositary or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) of this Section 2.03. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes. The Trustee shall also act as Custodian for the Depositary with respect to the Global Notes.
SECTION 2.04.    Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Section 6.01(6) or (7), the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.05.    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 2.06.    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days; (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes and the Depositary shall have requested the issuance of Definitive Notes; or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided, however, that the Regulation S Temporary Global Note may not be exchanged for Definitive Notes prior to (1) the expiration of the Restricted Period and (2) the receipt by the Registrar of any certificates required by Rule 903(b)(3)(ii)(B) of the Securities Act. Upon the occurrence of any of the preceding events in subclauses (i), (ii) or (iii) of this Section 2.06(a), Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subclauses (i), (ii) or (iii) of this Section 2.06(a) and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) of this Section 2.06(b) below, as applicable, as well as one or more of the other following subparagraphs of this Section 2.06(b), as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in a Global Note that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).
(iii)    Transfer of Beneficial Interests in any Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (1) and (2) above, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(b)(iv), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06 (c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subclause (i), (ii) or (iii) of Section 2.06(a) and if the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subclause (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) the aggregate principal amount of, in the case of clause (A) of this Section 2.06(d)(i), the applicable Restricted Global Note, in the case of clause (B) of this Section 2.06(d)(i), the applicable 144A Global Note, and in the case of clause (C) of this Section 2.06(d)(i), the applicable Regulation S Global Note.
(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(1)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) the aggregate principal amount of the Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)    Private Placement Legend.
(A)    Except as permitted by subparagraphs (B) and (C) of this Section 2.06(f)(i), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO

EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”
Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE

BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”
(g)    Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and, if the Registrar and the Trustee are not the same entity, notice to the Trustee of such exchange or transfer of an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased in a corresponding amount pursuant to this Section 2.06(g) and if the Registrar and the Trustee are not the same entity, notice to the Trustee of such exchange or transfer of an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s written request.

(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.08, 4.07 and 9.04).
(iii)    Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of Notes for redemption under Section 3.03 and ending at the close of business on the day such notice was sent, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vii)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)    At the option of the Holder, subject to Section 2.06(a), Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.
(ix)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically (in PDF format).
(x)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any Trustee agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
SECTION 2.07.    Replacement Notes.
If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Registrar and the Paying Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. At the Company’s request, such Holder shall reimburse the Company for its expenses in replacing a Note.
Every replacement Note issued in accordance with this Section 2.07 is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.08.    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company or an Affiliate thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.09.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the pledged Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.
SECTION 2.10.    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
SECTION 2.11.    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the

Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
SECTION 2.12.    Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a special record date, which may be after the existing Record Date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date and in any event at least 20 days before such special record date. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send or cause to be sent, via electronic transmission or by first class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 2.13.    CUSIP or ISIN Numbers.
The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices, including notices of redemption, exchange or offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any related redemption, exchange or offers to purchase shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers. Additional Notes issued under this Indenture may have the same or differing CUSIP or ISIN numbers as those given to the Initial Notes.
ARTICLE III
REDEMPTION
SECTION 3.01.    Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 10 days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 hereof

(unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.
SECTION 3.02.    Selection of Notes to Be Redeemed. In the case of any partial redemption, the Trustee shall select the Notes for redemption (i) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are issued, or, (ii) if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, in each case for the avoidance of doubt, in accordance with Applicable Procedures of the Depositary. No Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note.
The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
SECTION 3.03.    Notice of Redemption.
The Company shall cause notices of redemption to be sent by electronic delivery or mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or Article XI hereof.
The notice shall identify the Notes (including the CUSIP and ISIN numbers) to be redeemed and shall state:
(a)    the Redemption Date;
(b)    the redemption price;
(c)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least 10 days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
SECTION 3.04.    Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.
SECTION 3.05.    Deposit of Redemption or Purchase Price.
Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit or cause to be deposited with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Payment of the redemption price and performance of the Company’s obligations in connection with any redemption may be performed by another Person.
SECTION 3.06.    Notes Redeemed or Purchased in Part.
Upon surrender of a Definitive Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Definitive Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
SECTION 3.07.    Optional Redemption.
(a)    At any time prior to the Par Call Date, the Notes may be redeemed by the Company, in whole or in part, at the Company’s option, at a redemption price equal to the greater of:
(i) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date; or
(ii) the sum of the Remaining Scheduled Payments on such Notes being redeemed (not including any portion of the payments of interest accrued as of the redemption date (the “Redemption Date”)), discounted to its present value as of the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, as determined by the Quotation Agent, plus 25 basis points, plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, the Redemption Date.
(b)    At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, on the Notes to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(c)    If the optional Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.
SECTION 3.08.    Mandatory Redemption. The Company is not required to make any mandatory redemption payments or sinking fund payments with respect to the Notes; provided, however, under certain circumstances, the Company may be required to offer to purchase the Notes in accordance with Section 4.07. Except as provided under Sections 3.07 and 4.07(d), the Notes shall not be redeemable at the option of the Company. The Company may at any time and from time to time purchase the Notes in the open market or otherwise.
ARTICLE IV
COVENANTS
SECTION 4.01.    Payment of Notes. The Company shall pay principal of, premium, if any, and interest on the Notes, and the Notes may be exchanged or transferred, at the office or agency designated by the Company in Atlanta, Georgia (which initially will be the Corporate Trust Office of the Trustee in Atlanta, Georgia), except that the Company may, at its option, pay interest on the Notes by check to Holders at their registered address as it appears in the Note Register; provided that the Company shall pay principal of, premium, if any, and interest on, the Note in global form registered in the name of or held by the Depository or its nominee by wire in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Notes in global form. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by this Indenture.
Notwithstanding the foregoing, in any case where any Interest Payment Date, Redemption Date, Stated Maturity or other date of repurchase, redemption or payment of principal in respect of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Note or coupon other than a provision in the Notes which specifically states that such provision shall apply in lieu of this Section 4.01), payment of principal (or premium, if any) or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or other date or repurchase, redemption or payment of principal in respect of the Notes; provided that (x) for scheduled payments of interest on March 13 and September 13, the amount of interest payable shall be equal to the amount payable on the scheduled Interest Payment Date and (y) with respect to the payment of interest in connection with Redemption Dates, and upon Stated Maturity or redemptions, repayments or other payments of principal, the amount of interest shall include interest up to such Redemption Date or Stated Maturity or to the date of such redemption, repurchase or other payment of principal in respect of the Notes, as the case may be.
The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
SECTION 4.02.    Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.03.
SECTION 4.03.    Reports.
(a)    So long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders:
(i)    on or prior to the 90th day after the end of each fiscal year of the Company, (A) a consolidated balance sheet and statement of shareholders’ equity of the Company, as of the end of such fiscal year and the immediately preceding fiscal year, and the related consolidated statements of income, comprehensive income and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the immediately preceding two fiscal years, all such financial statements to be prepared in accordance with GAAP and audited by an independent audit firm of recognized national standing and accompanied by an opinion of such accountants; and (B) a summary of the Company’s business and operations;
(ii)    on or prior to the 45th day after the end of each of the first three fiscal quarters in each fiscal year of the Company, (A) a consolidated balance sheet of the Company, as of the end of such fiscal quarter and the corresponding period of the preceding fiscal year, and the related consolidated statements of income, comprehensive income and of cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year, all such financial statements to be prepared in accordance with GAAP and accompanied by an Officer’s Certificate to the effect that such quarterly financial statements have been prepared in accordance with GAAP for interim financial reporting and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Company in accordance with GAAP subject to changes resulting from normal year-end audit adjustments; and (B) a summary of the Company’s business and operations; and
(iii)    information substantially similar to the information that would be required to be included in a Current Report on Form 8-K (as in effect on the Issue Date) filed with the SEC by the Company (if the Company were required to file such reports) pursuant to Item 1.01 (Entry into a Material Definitive Agreement), Item 1.02 (Termination of a Material Definitive Agreement), Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), Item 2.04 (Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), Item 2.06 (Material Impairments), Item 4.01 (Changes in Registrant’s Certifying Accountants), Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), Item 5.01 (Changes in Control of Registrant), clauses (b) and (c)(1) of Item 5.02 (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers) of such form, within ten business days of the date of the event requiring disclosure; provided, however, that no such information will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial position or prospects of the Company and its Restricted Subsidiaries, taken as a whole.
In connection with this clause (a), it is understood that the Company shall not be required to furnish (a) any information, certificates or reports required by (i) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (iii) segment accounting rules, or (iv) Rules 3-05, 3-09 and 3-10 of Regulation S-X (provided that the Company shall present summary financial information with respect to Subsidiaries that are not Subsidiary Guarantors of the type and scope included in the Offering Memorandum), or (b) any compensation or beneficial ownership information or (c) any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to reports provided under clause (iii) above. In addition, such reports shall not be required to include any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K.
(b)    The Company also shall provide the information described in paragraph (a) above to (i) beneficial owners of the Notes, (ii) any prospective investor that is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and (iii) any securities analyst reasonably acceptable to the Company, in each case, upon their written request. In addition, the Company shall, for so long as any Notes remain outstanding, furnish to such Holders and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, as in effect on the Issue Date.
(c)    Notwithstanding the foregoing, the Company shall be deemed to have satisfied the reporting requirements referred to above if (x) the Company has filed reports containing such information with the SEC or (y) the Company has (i) made such information available on Intralinks or any comparable password protected online data system and (ii) made readily available any password or other login information to the Trustee, the Holders and any such additional Persons set forth in paragraph (b) who have so requested in writing.
(d)    Notwithstanding the foregoing, the financial statements, information and other documents required to be provided pursuant to this Section 4.03, may be those of any direct or indirect parent of the Company; provided that, (i) such direct or indirect parent of the Company provides a full and unconditional guarantee of the Company’s obligations under the Notes and this Indenture and (ii) if the financial information so furnished relates to such direct or indirect parent of the Company and any such parent company has any material operations, assets or liabilities separate and apart from its ownership of the Company, the same is accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company on a standalone basis, on the other hand.
SECTION 4.04.    Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from a principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and the Restricted Subsidiaries during the preceding fiscal year have been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has, during such fiscal year, kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default or an Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
SECTION 4.05.    Stay, Extension and Usury Laws.
The Company and each of the Subsidiary Guarantors, if any, covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors, if any, (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.06.    Limitation on Sale/Lease-back Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of such a Principal Property, with the intention of taking back a lease of such Principal Property, except a lease for a period of three years or less at the end of which it is intended that the use of such Principal Property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period:
(i)     if the Company or such Restricted Subsidiary would be entitled, pursuant to Section 4.08, to create a Lien on the property to be leased securing Indebtedness in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Notes; or
(ii)     if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair market value (as determined by a resolution of the Board of Directors) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Indebtedness incurred or assumed by the Company or a Restricted Subsidiary (including the Notes) other than Indebtedness that is contractually subordinated in right of payment to the Notes; provided further that, in lieu of applying all of or any part of such net proceeds to such retirement of Indebtedness, the Company may, within 90 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Indebtedness of the Company (which may include the outstanding Notes) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not previously tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an Officer’s Certificate (which will be delivered to the applicable trustee and paying agent) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Indebtedness as provided in this Indenture. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such Officer’s Certificate, the amount of cash which the Company will be required to apply to the retirement of Indebtedness under this provision shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount of such debentures or notes to be due and payable upon a declaration of the maturity of such debentures or notes, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity of such debentures or notes pursuant to the terms of the financing arrangement pursuant to which such debentures or notes were issued.
(b)    Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by the preceding paragraph and without any obligation to retire any outstanding Notes or other Indebtedness, provided that at the time of entering into such sale and lease-back transactions and after giving effect to such transactions, Exempted Debt does not exceed 15.0% of Consolidated Net Tangible Assets.
SECTION 4.07.    Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(b)    Within 30 days following the date upon which any Change of Control Triggering Event with respect to the Notes shall have occurred, the Company shall mail a notice by first-class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”) or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, stating:
(i)    that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);
(ii)    the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed); and
(iii)    the instructions, as determined by the Company, consistent with this Section 4.07, that a Holder must follow in order to have its Notes purchased.
(c)    The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner,

at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.
(d)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described in clause (c) of this Section 4.07, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in clause (b) of this Section 4.07, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(e)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.
SECTION 4.08.    Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or suffer to exist any Lien, as security for any Indebtedness, on or of any shares of stock, Indebtedness or other intercompany obligations of a Subsidiary or any Principal Property of the Company or a Restricted Subsidiary, whether such shares of stock, Indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of this Indenture or acquired after the date of this Indenture, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Notes equally and ratably with all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured. This covenant shall not apply in the case of:
(1)    the creation of any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of this Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days after such acquisition, to secure or provide for the payment or financing of any part of the purchase price of such acquisition, or the assumption of any mortgage, pledge or other lien upon any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of this Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the express assumption of such Lien, provided that every such Lien referred to in this clause (1) will attach only to the shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on such Principal Property;
(2)    any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property existing on the Issue Date, other than Liens permitted by clause (3) hereof;
(3)    any Lien securing obligations under the Securitization Facility, in an amount not to exceed $350.0 million;
(4)    any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary;
(5)    any Lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;
(6)    any Lien on shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax- exempt governmental obligations; and
(7)    any renewal of or substitution for any Lien permitted by any of the preceding clauses (1) through (6), provided, in the case of a renewal of or substitution for any Lien permitted under clause (1), (2), (3) or (5), the Indebtedness secured is not increased nor the Lien extended to any additional shares of stock, Indebtedness or other obligations of a Subsidiary or any additional Principal Property.
(b)    Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Liens in addition to those permitted by clauses (1) through (7) of the preceding paragraph, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect to such creation, assumption, renewal, extension or replacement, Exempted Debt does not exceed 15.0% of Consolidated Net Tangible Assets.
SECTION 4.09.    Future Guarantors. The Company shall cause each Domestic Subsidiary of the Company that is a borrower under or guarantees obligations under any Debt Facility in excess of an aggregate principal amount of $75.0 million (other than the Securitization Facility) of the Company or any Subsidiary Guarantor, unless such Domestic Subsidiary is not required to become a guarantor under the Senior Credit Facility, within 30 days of becoming a borrower or the incurrence of such Guarantee, to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary will

Guarantee payment of the Notes on the same terms and conditions as those set forth in Article X hereof.
SECTION 4.10.    Corporate Existence. Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary Guarantor and the corporate rights (charter and statutory) licenses and franchises of the Company and each Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such existence (except that of the Company), right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiary Guarantors, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.
SECTION 4.11.    Payment of Taxes and Other Claims. The Company shall pay, and shall cause each of its Subsidiary Guarantors to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith by appropriate proceedings or where the failure to effect such payment or discharge would not reasonably be expected to be adverse in any material respect to the Holders.
ARTICLE V
CONSOLIDATIONS, MERGERS AND SALES OF ASSETS
SECTION 5.01.    When Company or Subsidiary Guarantors May Merge or Otherwise Dispose of Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;
(2) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and
(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b)    The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(1) (A) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Guarantor (if not such Subsidiary Guarantor) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor in respect of each Subsidiary Guarantee and under this Indenture;
(B) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and
(C) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or
(2) the transaction results in the release of such Subsidiary Guarantor’s Subsidiary Guarantee under clause (1) of Section 10.06.
Notwithstanding the foregoing Section 5.01(b), any Subsidiary Guarantor may merge with or into or transfer all or part of its assets to the Company or any other Subsidiary Guarantor.
(c)    For purposes of the foregoing Section 5.01(a) and (b), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Subsidiary Guarantor, as the case may be, which properties and assets, if held by the Company or such Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor.
(d)    The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes. The Successor Guarantor shall be the successor to the applicable Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture, and the predecessor Subsidiary Guarantor, except in the case of a lease, shall be released from its obligations under its Subsidiary Guarantee.

ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default. Each of the following shall be an Event of Default with respect to the Notes (an “Event of Default”):
(1)    a default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon redemption, required repurchase, upon declaration or otherwise;
(2)    a default in any payment of interest on any Note when due, continued for 30 days;
(3)    the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article V of this Indenture;
(4)    a failure by the Company or any Subsidiary Guarantor to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in this Indenture or under the Notes for a period of 60 consecutive days after receipt by the Company of written notice of such failure by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes;
(5)    the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof if the total amount of such Indebtedness unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent;
(6)    the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a Custodian of it or for any substantial part of its property;
(D)    makes a general assignment for the benefit of its creditors; or
(E)    takes any comparable action under any foreign laws relating to insolvency;

(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company or any Significant Subsidiary in an involuntary case;
(B)    appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;
(C)    orders the winding up or liquidation of the Company or any Significant Subsidiary; or
(D)    any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;
(8)    the rendering of any judgment or decree for the payment of money in excess of $50.0 million or its foreign currency equivalent in the aggregate for all such final judgments or orders against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged within ten days or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived, stayed or bonded; or
(9)    any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. However, a Default under clause (4) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clause (4) after receipt of such notice.
SECTION 6.02.    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company or a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of

Default pursuant to Section 6.01(5) shall be remedied or cured by the Company or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto; provided that, (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company or a Significant Subsidiary occurs and is continuing, the principal of, premium, if any, and interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.04.    Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Notes may waive all past Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of principal of, premium, if any, or interest on the Notes that has become due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
SECTION 6.05.    Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer the Trustee reasonable security or indemnity against any loss, liability or expense;
(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.06.    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on or with respect to such Holder’s Notes on or after the due dates expressed or provided for in such Note shall not be amended without the consent of such Holder.
SECTION 6.07.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful).
SECTION 6.08.    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
SECTION 6.09.    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 6.10.    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.11.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.
SECTION 6.12.    Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
THIRD: to the Company.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.12. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
SECTION 6.13.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.
SECTION 6.14.    Control by Holders of Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 6.15.    Notices of Default; Compliance Certificate. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 90 days after it occurs unless the Default has been previously cured. In addition, except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice and a description of any event which would constitute a Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.
ARTICLE VII
TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.14 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holder unless such Holder has offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02.    Rights of Trustee.
(a)    The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.
(h)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.
(j)    The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(k)    The Trustee may request that the Company delivers an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. The Paying Agent or Registrar does the same with like rights and duties. The Trustee is also subject to Section 7.09.
SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
SECTION 7.05.    Notice of Defaults.
If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall send to Holders a notice of the Default within 90 days of the occurrence of such Default. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office. The provisions of this Section 7.05 are subject to the provisions of Section 6.15.
SECTION 7.06.    Compensation and Indemnity.
(a)    The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)    The Company and Subsidiary Guarantors shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses and taxes (other than taxes based upon the income of the

Trustee)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Subsidiary Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Company or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent actually prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel if the Trustee shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable and documented fees and expenses of any one such separate counsel (as well as such fees and expenses of one firm of local counsel in each jurisdiction in which the primary counsel is not admitted to practice and where local counsel is necessary or advisable). The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred as determined in a final judgment by a court of competent jurisdiction to have resulted from the Trustee’s own willful misconduct or negligence.
(c)    The obligations of the Company and the Subsidiary Guarantors, if any, under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
(d)    To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
SECTION 7.07.    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.09;

(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Company, promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee. The predecessor Trustee shall have no liability for any action or inaction by any successor Trustee.
SECTION 7.08.    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
SECTION 7.09.    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
ARTICLE VIII
DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.01.    Defeasance. (a) Subject to Sections 8.01(b) and 8.02, the Company at its option and at any time may terminate
(i)    all the obligations of the Company and any Subsidiary Guarantor under the outstanding Notes and this Indenture (“legal defeasance option”); or
(ii)    the obligations of the Company under Sections 4.03, 4.06, 4.07, 4.08, 4.09, and 5.01(a)(3) and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.01(3) and 6.01(4) (“covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.
The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
If the Company exercises its legal defeasance option or covenant defeasance option with respect to the outstanding Notes, the related Subsidiary Guarantees in effect at such time shall be automatically released.
If the Company exercises its legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5), 6.01(6) (but only with respect to a Significant Subsidiary), 6.01(7) (but only with respect to a Significant Subsidiary), 6.01(8) or 6.01(9), or because of the failure of the Company to comply with Section 5.01(a)(3) or 5.01(b)(1)(C).
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(b)    Notwithstanding the provisions of Section 8.01(a), the Company’s obligations in Sections 2.02, 2.06, 2.07, 6.06, 6.07, 8.04, 8.05 and 8.07 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 6.06, 8.04 and 8.05 of this Indenture shall survive.

SECTION 8.02.    Conditions to Defeasance. In order for the Company to exercise either its legal defeasance option or covenant defeasance option with respect to the Notes:
(1)    the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the Redemption Date, as the case may be;
(2)    in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(3)    in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such covenant defeasance had not occurred;
(4)    no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence);
(5)    such legal defeasance option or covenant defeasance option shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness and Liens, all or a portion of which will be used to defease the Notes concurrently with such incurrence);
(6)    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and
(7)    the Company shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for or relating to the legal defeasance option or covenant defeasance option, as the case may be, have been complied with.
SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.
SECTION 8.04.    Repayment to Company. (a) Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance option or covenant defeasance option, as applicable; provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this Section 8.04(a).
(b)    Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
SECTION 8.05.    Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.06.    Deposited Money and Government Notes to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.04, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.02 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.02 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.
SECTION 8.07.    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT AND WAIVERS
SECTION 9.01.    Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture and the Notes and the Subsidiary Guarantees issued hereunder without notice to or consent of any Holder:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)     to comply with Article V of this Indenture in respect of the assumption by a Successor Company, as the case may be, of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Notes and the Subsidiary Guarantees issued hereunder;
(3)    to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that such uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(4)    to add Guarantees with respect to the Notes or release any such Guarantees in accordance with the applicable provisions of this Indenture;

(5)    to add to the covenants of the Company and its Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or its Subsidiaries;
(6)    to conform the text of this Indenture, any Subsidiary Guarantees or the Notes to the “Description of Notes” in the Offering Memorandum;
(7)    to secure the Notes and any Subsidiary Guarantee;
(8)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;
(9)    to evidence and provide for the acceptance of appointment by a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;
(10)    to provide for or confirm the issuance of Additional Notes; and
(11)    to make any change that does not adversely affect the rights of any Holder of the Notes.
After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
SECTION 9.02.    With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees issued hereunder without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each Holder affected, an amendment may not:
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment;
(2)    reduce the rate of or extend the time for payment of interest on any Note;
(3)    reduce the principal of or extend the Stated Maturity of any Note;
(4)    reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed in accordance with Article III hereof;

(5)    make any Note payable in money other than that stated in the Note;
(6)    amend the contractual right of any Holder of Notes to institute suit for the enforcement of any payment of principal, premium, if any, and interest on or with respect to such Holder’s Notes on or after the due dates expressed or provided for in such Note;
(7)    make any change in the amendment or waiver provisions which require the consent of each Holder of Notes; or
(8)    modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
SECTION 9.03.    Revocation and Effects of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, supplement or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver made pursuant to Section 9.02 shall become effective upon receipt by the Trustee of the requisite number of written consents.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
SECTION 9.04.    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.05.    Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.02, an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and such Opinion of Counsel shall state that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
ARTICLE X
GUARANTEES
SECTION 10.01.    Guarantee.
Subject to this Article X, each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, interest, premium, if any, on the Notes, subject to any applicable grace period, shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
Each Subsidiary Guarantor hereby agrees that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the obligations of the Company hereunder and under the Notes). Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.
Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ and agents’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.
Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
The Subsidiary Guarantee issued by any Subsidiary Guarantor shall be a general unsecured (unless the Notes are secured pursuant to Section 4.08) obligation of such Subsidiary Guarantor and shall rank equally in right of payment to all existing and future senior Indebtedness of such Subsidiary Guarantor.
Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
SECTION 10.02.    Limitation on Guarantor Liability.
Each Subsidiary Guarantor and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 10.03.    Execution and Delivery.
Each Subsidiary Guarantor hereby agrees that its execution and delivery of a supplemental indenture substantially in the form of Exhibit D hereto, executed on behalf of such Subsidiary Guarantor by an officer thereof shall evidence its Subsidiary Guarantee set forth in Section 10.01 without the need for any further notation on the Notes. Upon the execution and delivery of the supplemental indenture, the Subsidiary Guarantees set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of the Subsidiary Guarantors.

Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of any Subsidiary Guarantors.
SECTION 10.04.    Subrogation.
Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
SECTION 10.05.    Benefits Acknowledged.
Each Subsidiary Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.
SECTION 10.06.    Release of Subsidiary Guarantees.
A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically released:
(1)    upon the sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Subsidiary Guarantor, as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Company;
(2)    at such time as such Subsidiary Guarantor no longer is a borrower under or Guarantees obligations under any Debt Facility of the Company or any Subsidiary Guarantor that resulted in the issuance of the Subsidiary Guarantee;
(3)    upon the defeasance of the Notes, as provided under Section 8.01 hereof;
(4)    upon the discharge of this Indenture, as provided under Section 11.01 hereof; or
(5)    as described under Article IX hereof.
In the event that any released Subsidiary Guarantor (in the case of clause (2) above) thereafter borrows money or Guarantees obligations under any Debt Facility of the Company or any Subsidiary Guarantor, such former Subsidiary Guarantor will again provide a Subsidiary Guarantee in accordance with Section 4.09 hereof.

ARTICLE XI
SATISFACTION AND DISCHARGE
SECTION 11.01.    Satisfaction and Discharge.
This Indenture shall be discharged and will cease to be of further effect as to all Notes, when:
(1)    either (a) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the applicable Trustee for cancellation; or (b) all Notes not theretofore delivered to the applicable Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company has irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the applicable Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)    the Company has paid or caused to be paid all sums payable by it under this Indenture; and
(3)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.
In addition, upon its request for written acknowledgement of satisfaction and discharge, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(1), the provisions of Section 11.02 and Section 8.04 shall survive such satisfaction and discharge.
SECTION 11.02.    Application of Trust Money.
Subject to the provisions of Section 8.04, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the

Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE XII
MISCELLANEOUS
SECTION 12.01.    Notices.
Any notice or communication by the Company or any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), electronic delivery (in PDF format), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Subsidiary Guarantor:
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
Attention: Timothy P. Dykstra, Vice President and Corporate Treasurer
with copies to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, D.C. 20004
Attention: Eve N. Howard, Esq.

If to the Trustee:
U.S. Bank National Association
Global Corporate Trust Services
Two Midtown Plaza
1349 West Peachtree Street, NW, Suite 1050
Atlanta, GA 30309
Attention: David Ferrell

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: as of the date so delivered if delivered electronically, in PDF format; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
Any notice or communication to a Holder shall be sent electronically, mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon facsimile or electronically sent (in PDF format) transmission of written instructions or directions pursuant to this Indenture given by the

Company, provided, however that: (i) if requested, the Company, subsequent to such facsimile transmission of written instructions or directions, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (ii) such originally executed instructions or directions shall be signed by an Officer of the Company.
If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.
SECTION 12.02.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)    An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 12.03.    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) and shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.

SECTION 12.04.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.05.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, if any, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
SECTION 12.06.    Governing Law. THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 12.07.    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 12.08.    Appointment of Note Registrar and Paying Agent. The Trustee will initially act as Paying Agent and Note Registrar. The Company may change the Paying Agent or Note Registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Note Registrar.
SECTION 12.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.10.    Successors.
All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor, if any, in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

SECTION 12.11.    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.12.    Counterpart Originals.
The parties may sign any number of copies of this Indenture which, when taken together, shall constitute one instrument. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. “The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.
SECTION 12.13.    Table of Contents; Headings. The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.14.    U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

U.S. Bank National Association, as Trustee

By:	/s/ David Ferrell
	Name:	David Ferrell
	Title:	Vice President
[Signature Page to Indenture]

COMPANY:	Smithfield Foods, Inc.,
a Virginia corporation

	By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President and Corporate Treasurer

SUBSIDIARY GUARANTORS:

Brown's Realty Partnership,
a North Carolina partnership

	By:	Murphy-Brown LLC,
Partner

	By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

	By:	Smithfield Purchase Corporation,
Partner

	By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President
[Signature Page to Indenture]

Carroll’s Realty Partnership,
a North Carolina partnership

By:	Murphy-Brown LLC,
Partner

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

By:	Smithfield Purchase Corporation,
Partner

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Duplin Marketing Company, LLC,
a North Carolina limited liability company

By:	/s/ David L. Coleman
Name: David L. Coleman
Title: Manager

Jonmor Investments, Inc.,
a Delaware corporation

By:	/s/ Jeffrey A. Porter
Name: Jeffrey A. Porter
Title: President and Assistant Secretary
[Signature Page to Indenture]

KC2 Real Estate, LLC,
a Delaware limited liability company

By:	Murphy-Brown of Missouri LLC,
its sole Member

By:	MB Missouri Holdings LLC,
its sole Member

By:	Murphy-Brown LLC,
its Managing Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

MB Grain LLC,
a Delaware limited liability company

By:	Murphy-Brown LLC,
its sole Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P.Dykstra
Title: Vice President

MB Missouri Holdings LLC,
a Delaware limited liability company

By:	Murphy-Brown LLC,
its Managing Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President
[Signature Page to Indenture]

Murphy-Brown LLC,
a Delaware limited liability company

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Murphy-Brown of Missouri LLC,
a Delaware limited liability company

By:	MB Missouri Holdings LLC,
its sole Member

By:	Murphy-Brown LLC,
its Managing Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Patcud Investments, Inc.,
a Delaware corporation

By:	/s/ Jeffrey A. Porter
Name: Jeffrey A. Porter
Title: President and Assistant Secretary

SF Investments, Inc.,
a Delaware corporation

By:	/s/ Jeffrey A. Porter
Name: Jeffrey A. Porter
Title: President and Assistant Secretary
[Signature Page to Indenture]

Smithfield Direct, LLC,
a Delaware limited liability company

By:	Smithfield Packaged Meats Corp.,
its sole Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield Distribution, LLC,
a Delaware limited liability company

By:	Smithfield Foods, Inc., its sole
Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield Fresh Holdings, Inc.,
a Delaware corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield Fresh Meats Corp.,
a Delaware corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President
[Signature Page to Indenture]

Smithfield Fresh Meats Sales Corp.,
a Delaware corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield Packaged Meats Corp.,
a Delaware corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield Packaged Meats Sales Corp.,
a Delaware corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield Specialty Foods Group, LLC,
a Delaware limited liability company

By:	Smithfield Packaged Meats Corp.,
its sole Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield Strategic Sourcing & Service Co.,
Inc.,
a Delaware corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President
[Signature Page to Indenture]

Smithfield Support Services Corp.,
a Delaware corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield-Carroll’s Farms,
a Virginia partnership

By:	Murphy-Brown LLC,
Partner

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

By:	Smithfield Purchase Corporation,
Partner

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Smithfield-Kinston LLC
a Delaware limited liability company

By:	Smithfield Packaged Meats Corp.,
its sole Member

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President
[Signature Page to Indenture]

Tar Heel Turkey Hatchery, Inc.,
a North Carolina corporation

By:	/s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President
[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
A-1

EXHIBIT A-1
[Face of Note]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
A-1-1

CUSIP [•][•]
ISIN [•][•]
[RULE 144A] [REGULATION S] GLOBAL NOTE
2.625% Senior Notes due 2031

No. []	$[•]
SMITHFIELD FOODS, INC.
promises to pay to CEDE & CO. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto in United States Dollars on September 13, 2031.
Interest Payment Dates: March 13 and September 13
Record Dates: February 27 and August 30
A-1-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

SMITHFIELD FOODS, INC.

By:
Name:
Title:
A-1-3

This is one of the Notes referred to in the within-mentioned Indenture:
Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:
A-1-4

[Reverse of Note]
2.625% Senior Notes due 2031
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST.    Smithfield Foods, Inc., a Virginia corporation (the “Company”) promises to pay interest on the principal amount of this Note at 2.625% per annum from September 13, 2021 until maturity. The Company shall pay interest, semi-annually in arrears on March 13 and September 13 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 13, 20221. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders at the close of business on the February 27 or August 30 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of September 13, 2021 (the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 2.625% Senior Notes due 2031. The Company shall be entitled to
1 With respect to Initial Notes issued on the Issue Date.
A-1-5

issue Additional Notes pursuant to Section 2.01 of the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling, and Holders are referred to the Indenture for a statement of such terms.
5.    OPTIONAL REDEMPTION.
(a)    At any time prior to the Par Call Date, the Notes may be redeemed by the Company, in whole or in part, at the Company’s option, at a redemption price equal to the greater of:
(i)    100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date; or
(ii)    the sum of the Remaining Scheduled Payments on such Notes being redeemed (not including any portion of the payments of interest accrued as of the redemption date (the “Redemption Date”)), discounted to its present value as of the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, as determined by the Quotation Agent, plus 25 basis points, plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, the Redemption Date.
(b)    At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, on the Notes to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(c)    If the optional Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.
(d)    If less than all of the Notes are to be redeemed, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Definitive Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.
(e)    In addition to the Company’s rights to redeem the Notes as set forth above, the Company may purchase Notes in open-market transactions, tender offers or otherwise invest such net proceeds in any manner that is not prohibited by the Indenture.
A-1-6

6.    MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption shall be sent by electronic delivery or mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Articles VIII or XI of the Indenture.
8.    OFFERS TO REPURCHASE. If a Change of Control Triggering Event occurs, each Holder will have the right to require the Company to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Change of Control Offer shall be made in accordance with Section 4.07 of the Indenture.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.
12.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than as specified in Section 6.01(6) or 6.01(7) of the Indenture with respect to the Company or a Significant Subsidiary) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such
A-1-7

declaration, such principal, premium, if any, and interest shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as specified in Section 6.01(6) or 6.01(7), with respect to the Company or a Significant Subsidiary occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Company proposes to take with respect thereto.
13.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
15.    CUSIP/ISIN NUMBERS.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
16.    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following addresses:
SMITHFIELD FOODS, INC.
200 Commerce Street
Smithfield, Virginia 23430
Attention: Timothy P. Dykstra, Vice President and Corporate Treasurer

A-1-8

with a copy to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, D.C. 20004
Attention: Eve N. Howard, Esq.

A-1-9

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: ___________________________________________
(Insert assignee’s legal name)
______________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________(Print or type assignee’s name, address and zip code)
and irrevocably appoint __________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _____________________
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-1-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check the appropriate box below:
☐ Section 4.07
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: _______________________
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $[•]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

__________________
*This schedule should be included only if the Note is issued in global form.
A-1-12

EXHIBIT A-2
[Face of Regulation S Temporary Note]
[Insert Regulation S Temporary Global Note Legend]
[Insert the Global Note Legend]
[Insert the Private Placement Legend]
A-2-1

CUSIP [•][•]
ISIN [•]
TEMPORARY REGULATION S GLOBAL NOTE
2.625% Senior Notes due 2031

No. []	$[•]
SMITHFIELD FOODS, INC.
promises to pay to CEDE & CO. or registered assigns, the principal sum of [•] United States Dollars on September 13, 2031.
Interest Payment Dates: March 13 and September 13
Record Dates: February 27 and August 30
A-2-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

SMITHFIELD FOODS, INC.

By:
Name:
Title:
A-2-3

This is one of the Notes referred to in the within-mentioned Indenture:
Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:
A-2-4

[Reverse of Note]
2.625% Senior Notes due 2031
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Smithfield Foods, Inc., a Virginia corporation (the “Company”) promises to pay interest on the principal amount of this Note at 2.625% per annum from September 13, 2021 until maturity. The Company will pay interest, semi-annually in arrears on March 13 and September 13 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 13, 20222. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders at the close of business on the February 27 or August 30 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of September 13, 2021 (the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 2.625% Senior Notes due 2031. The Company shall be entitled to
2 With respect to Initial Notes issued on the Issue Date
A-2-5

issue Additional Notes pursuant to Section 2.01 of the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling, and Holders are referred to the Indenture for a statement of such terms.
5.    OPTIONAL REDEMPTION.
(a)    At any time prior to the Par Call Date, the Notes may be redeemed by the Company, in whole or in part, at the Company’s option, at a redemption price equal to the greater of:
(i)    100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date; or
(ii) the sum of the Remaining Scheduled Payments on such Notes being redeemed (not including any portion of the payments of interest accrued as of the redemption date (the “Redemption Date”)), discounted to its present value as of the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Adjusted Treasury Rate, as determined by the Quotation Agent, plus 25 basis points, plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, the Redemption Date.
(b)    At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, on the Notes to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(c)    If the optional Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.
(d)    If less than all of the Notes are to be redeemed, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Definitive Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.
(e)    In addition to the Company’s rights to redeem the Notes as set forth above, the Company may purchase Notes in open-market transactions, tender offers or otherwise invest such net proceeds in any manner that is not prohibited by the Indenture.
A-2-6

6.    MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption shall be sent by electronic delivery or mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Articles VIII or XI of the Indenture.
8.    OFFERS TO REPURCHASE. If a Change of Control Triggering Event occurs, each Holder will have the right to require the Company to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Change of Control Offer shall be made in accordance with Section 4.07 of the Indenture.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.
12.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than as specified in Section 6.01(6) or 6.01(7) of the Indenture with respect to the Company or a Significant Subsidiary) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such
A-2-7

declaration, such principal, premium, if any, and interest shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as specified in Section 6.01(6) or 6.01(7), with respect to the Company or a Significant Subsidiary occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Company proposes to take with respect thereto.
13.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
15.    CUSIP/ISIN NUMBERS.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
A-2-8

16.    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following addresses:
SMITHFIELD FOODS, INC.
200 Commerce Street
Smithfield, Virginia 23430
Attention: Timothy P. Dykstra, Vice President and Corporate Treasurer
with a copy to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, D.C. 20004
Attention: Eve N. Howard, Esq.

A-2-9

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: _______________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint __________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-2-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check the appropriate box below:
☐Section 4.07
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE*
The initial outstanding principal amount of this Regulation S Temporary Global Note is $[•]. The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Regulation S Temporary Global Note or for a Definitive Note, or exchanges of a part of another Regulation S Temporary Global or Definitive Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Regulation S Temporary Global Note	Amount of increase in Principal Amount of this Regulation S Temporary Global Note	Principal Amount of this Regulation S Temporary Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

__________________
*This schedule should be included only if the Note is issued in global form.
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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
SMITHFIELD FOODS, INC.
200 Commerce Street
Smithfield, Virginia 23430
Attention: Timothy P. Dykstra, Vice President and Corporate Treasurer
U.S. Bank National Association
Global Corporate Trust Services
Two Midtown Plaza
1349 West Peachtree Street, NW,
Suite 1050
Atlanta, GA 30309
Attn: David Ferrell
Re: 2.625% Senior Notes due 2031
Reference is hereby made to the Indenture, dated as of September 13, 2021 (the “Indenture”), among Smithfield Foods, Inc., the Subsidiary Guarantors party thereto and the Trustee with respect to the 2.625% Senior Notes due 2031. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.    ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE

REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note Indenture and the Securities Act.
3.    ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
(d)    ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transfer complies with the applicable transfer restrictions and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the

Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.
4.    ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Company under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
5.    ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE COMPANY.
6.    ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)     a beneficial interest in the:
(i) 144A Global Note (CUSIP [●]), or
(ii) Regulation S Global Note (CUSIP [●]), or
(b)     a Restricted Definitive Note.
2.     After the Transfer the Transferee will hold:
[CHECK ONE]

(a)     a beneficial interest in the:
(i)    144A Global Note (CUSIP [●]), or
(ii)    Regulation S Global Note (CUSIP [●]), or

(iii)    Unrestricted Global Note (CUSIP [●]), or
(b)    a Restricted Definitive Note; or
(c)     an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
SMITHFIELD FOODS, INC.
200 Commerce Street
Smithfield, Virginia 23430
Attention: Timothy P. Dykstra, Vice President and Corporate Treasurer
U.S. Bank National Association
Global Corporate Trust Services
Two Midtown Plaza
1349 West Peachtree Street, NW,
Suite 1050
Atlanta, GA 30309
Attn: David Ferrell
Re: 2.625% Senior Notes due 2031
Reference is hereby made to the Indenture, dated as of September 13, 2021 (the “Indenture”), among Smithfield Foods, Inc., the Subsidiary Guarantors party thereto and the Trustee with respect to the 2.625% Senior Notes due 2031. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)    ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.
b)    ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.
c)    ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.
d)    ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)    ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)    ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
3)    ☐ CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.
4)    ☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]
Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Smithfield Foods, Inc., a Virginia corporation (the “Company”) and U.S. Bank National Association, a national banking association organized and existing under the bank of the United States of America, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of September 13, 2021, providing for the issuance of an unlimited aggregate principal amount of 2.625% Senior Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2) Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
(3) Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Subsidiary Guarantors, if any, to Guarantee to each Holder and the Trustee the obligations of the Company under the Notes and the Indenture pursuant to Article X of the Indenture.
(4) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Company (including the Guaranteeing Subsidiary) under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The
D-1

waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.
(5) Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture to the Guaranteeing Subsidiary, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
(6) Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
(7) Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
(8) Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
(9) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the Indenture to the Indenture shall hereby be deemed to mean the Indenture as supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
(10) Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
(11) Headings. The headings of the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[Signatures on following page]
D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY], as a Guarantor

By:
Name:
Title:
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